SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2002

THE BEAR STEARNS COMPANIES INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York            10179
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Filed herewith is a copy of The Bear Stearns Companies Inc. (the “Company”) Press Release, dated December 18, 2002, announcing earnings for the Company for the fiscal year ended November 30, 2002 and three months ended November 30, 2002, which includes the Unaudited Consolidated Statements of Income of the Company for the three and twelve months ended November 30, 2002 and November 30, 2001, and the three months ended August 31, 2002. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company’s business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                          (a) Financial Statements of business acquired:

                                         Not applicable.

                          (b) Pro Forma financial information:

                                         Not applicable.

                          (c) Exhibit:

                                         (99) Press Release, dated December 18, 2002.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    THE BEAR STEARNS COMPANIES INC.

By:	/s/ Marshall J Levinson Marshall J Levinson Controller (Principal Accounting Officer)

Dated: December 19, 2002

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.                               Description

(99)                                    Press Release, dated December 18, 2002

Contact:    Elizabeth Ventura (212) 272-9251
                   Kerri Kelly (212) 272-2529

BEAR STEARNS REPORTS RECORD EPS AND NET INCOME IN 2002
ANNUAL EPS OF $6.47, UP 51.5%
ANNUAL NET INCOME $878.3 MILLION, UP 42.0%

Fourth quarter EPS of $1.36 up 25.9% from $1.08 in 2001
Fourth quarter net income up 23.0% to $190.5 million

Expense control continues to play key role in boosting profit margins

NEW YORK – December 18, 2002 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $1.36 for the fourth quarter ended November 30, 2002, up 25.9% from $1.08 per share for the fourth quarter of 2001. Net income for the fourth quarter of 2002 was $190.5 million, up 23.0% from $154.9 million for the fourth quarter of 2001. Net revenues for the 2002 fourth quarter were $1.13 billion, up 0.6% from $1.12 billion for the 2001 fourth quarter. The annualized after-tax return on common stockholders’ equity for the fourth quarter of 2002 was 14.5%.

       For the fiscal year ended November 30, 2002, earnings per share (diluted) were $6.47, up 51.5% from $4.27 in the prior year. Net income for the full year was $878.3 million, up 42.0% versus $618.7 million in the twelve-month period ended November 30, 2001. Net revenues for fiscal year 2002 were $5.1 billion, an increase of 4.5% from $4.9 billion in the prior fiscal year. After-tax return on common stockholders' equity was 18.1% for fiscal year 2002.

       The fourth quarter of 2002 included a mark down of $33.9 million related to the Company's merchant banking investment in Aeropostale. This adjustment reflects a decrease in the market value of Aeropostale's shares since its initial public offering in May of 2002. The mark down in the carrying value of the shares reduced the gain recorded in 2002 to $226.9 million.

       Excluding the impact of this merchant banking investment, earnings per share (diluted) were $1.50 for the fourth quarter of 2002, up 38.9% from the fourth quarter of 2001. Net income for the fourth quarter 2002 was $211.0 million, up 36.2%, and net revenues in the last fiscal quarter of 2002 were $1.16 billion, up 3.7% compared with the November quarter of 2001. On an operating basis the annualized after-tax return on common stockholders' equity for the quarter was 16.4%.

       For the fiscal year 2002, excluding the aforementioned merchant banking gain, earnings per share (diluted) were $5.57, up 30.4% from fiscal 2001; net income was $759.2 million, up 22.7% and net revenues were $4.9 billion, essentially unchanged compared with fiscal 2001. On an operating basis, the after-tax return on stockholders' equity for the year ended November 30, 2002 was 15.8%.

       "We look back on fiscal year 2002 as one marked by economic uncertainty and challenging market conditions. Despite this difficult environment, Bear Stearns reported record profits. To have performed at this level is an accomplishment that makes us all extremely proud," said Bear Stearns chairman and chief executive officer James E. Cayne. "Looking ahead, we believe we are well prepared to confront these challenging market conditions. In an industry plagued by over capacity, we believe our aggressive expense management has served to bring operating costs in line with our current business volume," said Mr. Cayne.

A brief discussion of the firm's business segments follows:

CAPITAL MARKETS

Full Year

Net revenues in Capital Markets, which includes Institutional Equities, Fixed Income and Investment Banking, were $3.9 billion for the fiscal year ended November 30, 2002, an increase of 13.0% versus the prior fiscal year of $3.5 billion. Excluding the merchant banking gain, net revenues in Capital Markets for fiscal year 2002 were up 6.5%, to $3.7 billion.

  Institutional Equities net revenues for the full year were down 1.2% to $1.12 billion from $1.13 billion in fiscal 2001. Improved performance in the equity derivative and convertible product areas offset the general downturn in the equity markets in 2002. In addition, despite more difficult market conditions institutional customer revenue remained relatively stable reflecting increased market share of listed and over the counter business.

  The Fixed Income Division reported record results, highlighting the strength and breadth of the franchise. Fixed Income net revenues were $1.9 billion, up 21.0% from $1.6 billion in the comparable prior year period. Credit markets continued to be challenging in 2002. The strong performance in fixed income was primarily driven by the mortgage- and asset-backed areas where the mortgage-backed securities area recorded record revenues, ranking 2nd in domestic MBS issuance, for the second straight year.

  Investment Banking net revenues for the full year were $883.7 million, up 17.4% from $752.5 million in the comparable prior year period. Excluding the merchant banking gain, net revenues for fiscal 2002 were $656.8 million, down 12.7% from fiscal 2001. The decline in revenues reflected the dramatically lower level of activity as compared with prior years. Industry-wide domestic equity issuance activity dropped 15% and domestic completed M&A dropped 54% versus fiscal year 2001.

Fourth Quarter

Capital Markets net revenues for the fourth quarter were $839.6 million, up 6.2% from $790.8 million for the fourth quarter ended November 30, 2001. Excluding the mark down of the merchant banking investment in Aeropostale, Capital Markets net revenues for the fourth quarter were up 10.5%, to $873.5 million.

  Institutional Equities net revenues were $282.4 million, up 24.0% from $227.7 million for the fourth quarter of 2001. Strong performance in equity derivatives and a pickup in convertible arbitrage activity more than offset market weakness in other equity related areas.

  Fixed Income net revenues were $463.9 million, up 40.1% from $331.2 million in the comparable prior year period. Increased revenues from the interest rate and credit businesses were the primary drivers of this strong performance. Improved market conditions attributable to tightening corporate credit spreads benefited the high grade, distressed and credit derivatives areas, while interest rate related businesses profited from an increase in customer trading volume.

  Investment Banking net revenues were $93.3 million, down 59.7% from the $231.8 million in the comparable prior year period. Excluding the merchant banking mark down, Investment Banking net revenues were $127.2 million, down 45.1%. The investment banking environment continued to be weak in the fourth quarter of 2002 across most product areas. Reduced customer activity levels were reflected in fewer M&A transactions and lower volume of equity underwriting both serving to drive down total investment banking revenues.

GLOBAL CLEARING SERVICES

Full Year

Net revenues in Global Clearing Services were $778.1 million, down 4.0% from $810.6 million in the year 2001. Average customer margin debt balances for the year were $34.1 billion, versus $39.3 billion for the year ended November 30, 2001.

Fourth Quarter

Fourth quarter net revenues were $180.3 million, down 3.7% from $187.3 million in the fourth quarter of 2001 principally due to a decrease in commission revenues. Average customer margin debt balances for the quarter ended November 30, 2002 were $31.7 billion, down from $32.5 billion in the prior year quarter.

WEALTH MANAGEMENT

Full Year

Net revenues in Wealth Management, which includes Private Client Services and Asset Management, were $498.4 million for the year, down 8.3% versus $543.5 million in fiscal 2001.

  Revenues from the Private Client Service area were $344.7 million down 8.3% for the year ended November 30, 2002 from $376.0 million for 2001, continuing to reflect low levels of retail investor activity.

  The Asset Management business reported revenues of $153.7 million for the full fiscal year 2002 down 8.3% from $167.5 million in the prior year. The decline was principally attributable to reduced income from investments and commissions.

  Assets under management declined marginally to $24.0 billion as of November 30, 2002. Declines in mutual fund assets under management were offset by increases in separate account assets under management.

Fourth Quarter

Wealth Management net revenues for the quarter were $124.5 million, down 9.1% from $137.0 million in the fourth quarter of 2001.

  Private Client Service revenues were $82.8 million in the fourth quarter of 2002, a decline of 7.3% from $89.3 million in the prior year quarter.

  Asset Management net revenues were down 12.6% to $41.7 million for the fourth quarter of 2002 from $47.7 million in the prior year quarter.

EXPENSES

Full Year

  For the twelve-months ended November 30, 2002, compensation as a percentage of net revenues was 48.9% versus 51.5% for the comparable period a year ago. Excluding the merchant banking transaction, compensation as a percentage of net revenues was 50.9% for the fiscal year 2002.

  Non-compensation expenses for the full year were $1.3 billion, down 9.3% from $1.4 billion the prior year. Non-compensation expense as a percentage of net revenues for fiscal 2002 declined to 25.5% versus 29.4% in fiscal 2001. Excluding the merchant banking gain, non-compensation as a percentage of net revenues was 26.3% for the fiscal year 2002.

Fourth Quarter

  Compensation as a percentage of net revenues was 50.2% versus 46.7% for the quarter ended November 30, 2001. Excluding the merchant banking adjustment, compensation as a percentage of net revenues was 48.7% for the fourth quarter of 2002.

  Non-compensation expenses were $288.9 million for the quarter, down 25.3% from the quarter ended November 30, 2001. This quarter-over-quarter comparison includes a $66 million severance charge taken in the fourth quarter of 2001. Excluding the merchant banking mark down, non-compensation expenses as a percentage of net revenues was 25.0% for the 2002 fourth quarter versus 34.5% for the same period in 2001.

       As of November 30, 2002 total capital, including stockholders' equity and long-term borrowings, was approximately $30.6 billion. Book value as of November 30, 2002 was $39.94 per share, based on 145.6 million shares outstanding. The Company repurchased approximately 10.5 million shares of its common stock during the fiscal year pursuant to its share repurchase plan.

Preferred Cash Dividends Declared*

       The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable January 15, 2003 to stockholders of record on December 31, 2002. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable January 15, 2003 to stockholders of record on December 31, 2002.

       Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $30.6 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm's Web site at http://www.bearstearns.com.

* A cash dividend on the common stock has not yet been declared. The next meeting of The Bear Stearns Companies Inc.’s Board of Directors is scheduled for January 8, 2003.

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2001 Annual Report to Stockholders and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in the company’s Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held on Wednesday, December 18, at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-692-4690 (or 1-703-326-5190 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1:00 p.m. E.S.T. The pass code for the replay is 6349636. The replay will be available until 11:59 p.m. on Friday, December 27. If you have any questions on how to obtain access to the conference call, please contact Kerri Kelly at 1-212-272-2529 or via email at kkelly@bear.com.